Exhibit 99.1

Allison Transmission Announces Scott Mell as New Chief Financial Officer

INDIANAPOLIS, April 10, 2025 – Allison Transmission (ALSN), a leading designer and manufacturer of commercial and defense vehicle propulsion solutions, announces the appointment of Scott Mell as its new Chief Financial Officer (CFO) and Treasurer, effective April 14, 2025. This announcement follows the June 2024 appointment of Fred Bohley to Chief Operating Officer (COO), who continued to serve as CFO and Treasurer while the company sought a successor.

Scott is a seasoned business executive with almost 30 years of diverse experience providing strategic and financial leadership and enhancing value in organizations undergoing change. His international experience includes extensive involvement with operations in Asia, Europe and South America. Scott has an established and impressive track record of building consensus with stakeholders of all types, facilitating timely solutions with positive results. His responsibilities frequently included complex and multifaceted opportunities and challenges, and Scott is a proven leader in diverse end markets conditions.

“We are pleased to welcome Scott Mell to the Allison Transmission team,” said David Graziosi, Chair and CEO of Allison Transmission. “His international experience as well as his extensive financial and operational expertise will be instrumental as we continue to drive growth and innovation.”

In his role as CFO, Scott will have responsibility for the Finance organization and will oversee all aspects of the company’s financial management and activities, including financial planning, budgeting, financial reporting, analysis, and compliance with regulations. He will also set our overall treasury strategy, including cash management, risk management and investor relations. In addition, Scott will play a key role in helping to strategically guide Allison through the next phase of our growth and development.

“I am thrilled to join Allison Transmission and contribute to its continued success. The company’s innovative solutions and commitment to excellence are truly inspiring. I look forward to working with the global Allison Transmission team to drive financial performance, deliver strategic growth initiatives and enhance shareholder value,” said Scott Mell.

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About Scott Mell

Scott A. Mell is a seasoned business executive with extensive financial and operational leadership experience. He has held various high-level positions, most recently serving as Chief Financial Officer at TriMas Corporation. Scott also worked as Managing Director of Recovery & Transformation Services for Riveron Consulting LLC and in a variety of senior leadership positions with Ernst & Young LLP, McKinsey & Company and AlixPartners, LLP. He holds a Bachelor of Business Administration from James Madison University.

About Allison Transmission

Allison Transmission (NYSE: ALSN) is a leading designer and manufacturer of propulsion solutions for commercial and defense vehicles and the largest global manufacturer of medium- and heavy-duty fully automatic transmissions that Improve the Way the World Works. Allison products are used in a wide variety of applications, including on-highway vehicles (distribution, refuse, construction, agriculture, fire and emergency), buses (school, transit and coach), motorhomes, off-highway vehicles and equipment (energy, mining and construction applications) and defense vehicles (tactical wheeled and tracked). Founded in 1915, the company is headquartered in Indianapolis, Indiana, USA. With a presence in more than 150 countries, Allison has regional headquarters in the Netherlands, China and Brazil, manufacturing facilities in the USA, Hungary and India, as well as global engineering resources, including electrification engineering centers in Indianapolis, Indiana, Auburn Hills, Michigan and London in the United Kingdom. Allison also has approximately 1,600 independent distributor and dealer locations worldwide. For more information, visit allisontransmission.com.

Forward-Looking Statements

This press release contains forward-looking statements. The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Although forward-looking statements reflect management’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements speak only as of the date the statements are made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to: our participation in markets that are competitive; our ability to prepare for, respond to and successfully achieve our objectives relating to technological and market developments, competitive threats and changing customer needs, including with respect to electric hybrid and fully electric commercial vehicles; increases in cost, disruption of supply or shortage of labor, freight, raw materials, energy or components used to manufacture or transport our products or those of our customers or suppliers, including as a result of geopolitical risks, wars and pandemics; global economic volatility; general economic and industry conditions, including the risk of recession; labor strikes, work stoppages or similar labor disputes, which could significantly disrupt our operations or those of our principal customers or suppliers; the highly cyclical industries in which certain of our end users operate; uncertainty in the global regulatory and business environments in which we operate; the concentration of our net sales in our top five customers and the loss of any one of these; the failure of markets outside North America to increase adoption of fully automatic transmissions; the success of our research and development efforts, the outcome of which is uncertain; U.S. and foreign defense spending; risks associated with our international operations, including acts of war and increased trade protectionism; the discovery of defects in our products, resulting in delays in new model launches, recall campaigns and/or increased warranty costs and reduction in future sales or damage to our brand and reputation; our ability to identify, consummate and effectively integrate acquisitions and collaborations; risks related to our indebtedness; and other risks and uncertainties associated with our business described in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. All information is as of the date of this press release, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations and risks related to our indebtedness.

Contacts

Jackie Bolles

Executive Director, Treasury and Investor Relations

jacalyn.bolles@allisontransmission.com

(317) 242-7073

Claire Gregory

Director, Global External Communications

Claire.Gregory@allisontransmission.com

(317) 694-2065